Exhibit 10.4

EXECUTION COPY

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of July 8, 2015 (the “Effective Date”), by and between Lighthouse Placement Services, LLC, a Massachusetts limited liability company (the “Company”) and an indirect wholly-owned subsidiary of Staffing 360 Solutions, Inc., a Nevada corporation (“Buyer” and, collectively with Buyer’s successors and assigns and its direct and indirect subsidiaries, including the Company, the “Covered Parties”), and Alison Fogel (hereinafter, “Executive”), whose principal address is set forth underneath Executive’s name on the signature page hereto. The Company agrees to employ Executive and Executive hereby accepts employment with the Company as of the date hereof upon the terms and conditions set forth below. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Equity Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Executive, David Fogel (the “Other Seller”), the Company and Buyer.

1.          Terms of Employment.

(a)          Title and Duties. Commencing on the Effective Date upon the Closing, Executive shall be employed by the Company in the position of President. Executive shall perform such duties as is customary for such position and such other duties as may, from time to time, be assigned by the Company’s Board of Managers or Managing Member (as applicable, the “Board”) or Executive’s direct report. Executive will report directly to the Vice President of Professional Entities for Monroe Staffing, or such other individual as designated by Buyer. Executive acknowledges that the Company does not have any legal officers, and as such, Executive is not an executive officer of the Company and Executive’s title of President is solely an employment title.

(b)          General Obligations of Executive. Executive hereby agrees that during the Term of this Agreement she will devote all of her working time and attention and give her best effort and skill to the business of the Company, and that she will perform in good faith to the best of her abilities such services as may from time to time be assigned to her by the Covered Parties, and shall use her best efforts to further enhance and develop the business of the Company. Executive agrees that she will give full attention to and comply with all lawful rules and procedures as may be from time to time promulgated by the Covered Parties as applicable to the Company.

(c)          Restrictions on Executive. Executive shall not, without the prior written consent of the Company or Buyer, at any time during the Term of this Agreement: (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Covered Parties; (ii) engage in, own or provide financial or other assistance to any Person, venture or activity which the Company may in good faith consider to be competitive with or adverse to the Covered Parties, whether directly or indirectly, alone or with any other Person as a principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise; or (iii) engage in any venture or activity which the Company may in good faith consider to interfere with Executive’s performance of her duties. Executive shall make full and prompt written disclosure to the Company of any business opportunity of which she becomes aware and which relates to the business of the Covered Parties; provided, however, that the provisions of this paragraph shall not apply to (x) ownership of up to three percent (3%) of the securities of a publicly owned entity or (y) the ability of Executive to sit on the board of a charitable or education non-profit organization, so long as such activities do not negatively impact Executive’s performance of her obligations on behalf of the Covered Parties.

2.            Duration of Employment.

(a)          Unless sooner terminated pursuant to Section 4, the Company will employ Executive, and Executive will serve the Company, under the terms of this Agreement, for a term of two (2) years commencing on the Effective Date (as it may be extended in accordance with the terms hereof, the “Term”). Notwithstanding the foregoing, either the Company or Executive may elect in such party’s sole discretion by providing written notice (the “Extension Notice”) to the other party at least thirty (30) days prior to the second (2nd) anniversary of the Effective Date, to extend the Term of this Agreement for an additional one (1) year period; provided, that, if such Extension Notice is delivered by the Company, Executive and the Other Seller may together elect, by providing joint written notice to the Company within twenty (20) days after Executive’s receipt of the Extension Notice, to instead elect to extend the term of the Employment Agreement between the Other Seller and the Company (the “Other Seller Employment Agreement”) for an additional one (1) year period instead of extending the Term of this Agreement in accordance with the Extension Notice (for the avoidance of doubt, if the Company or the Other Seller exercises a similar right under the Other Seller Employment Agreement to extend to the term thereof for an additional one (1) year period, unless otherwise agreed by Executive, the Other Seller and the Company, only one of this Agreement or the Other Seller Employment Agreement will be extended pursuant to such notices, and not both).

(b)          For the avoidance of doubt, if Executive continues to be employed by the Company after the expiration of the Term (as it may be extended in accordance with Section 2(a)), unless otherwise agreed in writing by the Company and Executive, such employment of Executive shall be “at will”.

3.            Compensation and Benefits.

(a)          Salary. The Company agrees to pay Executive an annual salary of One Hundred Thousand U.S. Dollars ($100,000) (the “Salary”). Any upward adjustments from time to time to the Salary shall be made at the sole and absolute discretion of the Board. The annual Salary is payable in installments in accordance with the Company’s regular payroll cycle, and in no event less frequently than bi-weekly (26 equal installments), less the usual customary and lawful deductions.

(b)          Annual Bonus. In addition to the Salary, for each calendar year of the Company during the Term, Executive shall be eligible to earn and to participate in annual bonus opportunities made available to Executive by the Company (in the sole and absolute discretion of the Company, as determined by the Board, and approved by Buyer) (an “Annual Bonus”). Any Annual Bonus earned by Executive hereunder and declared payable by the Company’s Board and approved by Buyer shall be paid no later than ninety (90) days of the commencement of the following calendar year. Except as set forth in Section 4, in order to receive an Annual Bonus under this Section 3(b) for any calendar year, Executive must be employed on the date when bonuses for such year are payable to employees of the Company generally.

(c)          Benefits. Executive (and Executive’s immediate family) shall be entitled to participate in any health, welfare and other benefit programs adopted and/or made available from time to time by the Company for the benefit of its senior employees; provided, that the benefits provided to Executive shall not contain less coverage or be less favorable to Executive than those provided to Executive by the Company immediately prior to the Effective Date as disclosed to Buyer in writing in connection with the Purchase Agreement. These include the payment by the Company of 100% of the costs of health insurance premiums, the cost of maintaining Executive’s primary car used by Executive for business transportation and gas, tolls and other reasonable travel expenses incurred by Executive in connection with the business.

(d)          Stock Incentives. Executive shall be entitled to participate in any and all stock incentive programs offered to senior executives of Buyer that are consistent with those provided to senior executives of Buyer.

(e)          Paid Time Off. Executive shall be entitled to vacation and other paid time off in accordance with the Company’s standard vacation and paid time off policies; provided, that notwithstanding the foregoing, Executive shall be entitled to no less than twenty-five (25) paid vacation days each calendar year, plus customary paid holidays consistent with Company policies. Vacation time shall accrue monthly on a pro-rata basis over the course of a calendar year.

(f)          Business Expenses. The Company shall promptly reimburse Executive, or directly pay, for any and all customary and usual expenses, properly documented with receipts in accordance with the Company’s policies and procedures, incurred by Executive on behalf of the Company, including expenses incurred by Executive in connection with (i) the use of a mobile phone by Executive, (ii) the entertainment of customers and potential customers and (iii) business travel by Executive; provided, that Executive shall have obtained Company’s prior approval with respect to any expenses that are not in the ordinary course of business. Executive, and not the Company, shall be entitled to keep her current mobile phone number.

(g)          Proration. Other than any Annual Bonus, any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement (or is not payable upon termination under the relevant provision of Section 4), shall be prorated in accordance with the number of days in such calendar year during which she is so employed.

4.            Termination of Executive’s Employment; Compensation upon Termination. Executive’s employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement, as follows:

(a)          Death. Executive’s employment hereunder shall automatically terminate upon her death. In such event, the Company shall pay to such Person as shall have been designated in a notice filed with the Company prior to Executive’s death, or, if no such Person shall have been designated, to her estate, without duplication: (i) Executive’s earned and accrued but unpaid Salary through the Date of Termination (as defined below); (ii) all of Executive’s accrued and unused vacation days or other paid time off; (iii) all other fringe benefits (other than any benefit described in any other clause of this Section 4(a)) payable to Executive under the terms of any Company benefit plan as of the Date of Termination (items (i) through (iii) collectively, “Accrued Compensation and Benefits”); (iv) any Annual Bonus for a completed calendar year which has been earned by Executive and declared payable by the Company’s Board and approved by Buyer, but not yet paid to Executive as of the Date of Termination (a “Declared Bonus”); and (v) any payments which Executive’s spouse, beneficiaries or estate may be entitled to receive pursuant to any insurance policy, benefit plan or other arrangement maintained by or on behalf of the Company as a death benefit for Executive’s behalf.

(b)          Disability. If, as a result of Executive’s physical or mental incapacity (as determined by a qualified independent physician selected by the Board that is reasonably acceptable to Executive (or Executive’s legal representative)), Executive shall have been unable, with reasonable accommodation, to perform the essential functions of her duties and responsibilities hereunder on a full-time basis for either (i) ninety (90) consecutive calendar days, or (ii) one hundred and thirty-five (135) calendar days within any three hundred and sixty (360) consecutive calendar days, and, at the end of such 90 or 135 day period, as the case may be, Executive shall not have returned to the performance of her duties and responsibilities hereunder on a full-time basis (“Disability”), the Company may terminate Executive’s employment under this Agreement. Executive agrees to cooperate with the independent physician in providing information and submitting to medical examinations and tests. During any period that Executive fails to perform her duties and responsibilities hereunder as a result of physical or mental incapacity, Executive shall continue to receive her Salary until Executive’s employment is terminated for Disability in accordance with this Section 4(b). Upon such termination, Executive shall receive, without duplication: (i) the Accrued Compensation and Benefits; (ii) any Declared Bonus; (iii) any disability insurance benefits Executive is entitled to receive; and (iv) all other benefits required by any federal or state law requiring continuation of benefits, including COBRA insurance benefits.

(c)          Termination by the Company. The Company may terminate Executive’s employment under this Agreement with or without Cause (as defined below). If Executive’s employment is terminated by the Company for Cause, the Company shall pay Executive her Accrued Compensation and Benefits. If the Company terminates Executive’s employment without Cause (other than due to death or Disability), Executive shall receive, without duplication: (i) the Accrued Compensation and Benefits and any Declared Bonus, to be paid in one lump sum amount within five (5) Business Days after the Date of Termination; (ii) severance in an amount equal to the greater of (A) Executive’s full annual Salary, or (B) Executive’s full annual Salary for the remainder of the Term (the “Severance Payment”), to be paid in one lump sum amount by the earlier of (x) thirty (30) days after the Date of Termination and (y) one (1) Business Day after the expiration of any applicable revocation period for the Release (defined below) (but no earlier than five (5) Business Days after the Date of Termination); and (iii) all other benefits required by any federal or state law requiring continuation of benefits, including COBRA insurance benefits. Further, the Company shall not contest any claim by Executive for unemployment benefits in the event the Company terminates the Executive without Cause or the Executive resigns for Good Reason.

(d)          Resignation by Executive. Executive may resign and terminate her employment under this Agreement for any or no reason. If Executive’s employment is terminated by Executive without Good Reason, the Company shall pay Executive her Accrued Compensation and Benefits. If Executive shall resign and terminate her employment hereunder for Good Reason, Executive shall be entitled to receive the same amounts as if the Company had terminated her employment without Cause under Section 4(c) above, subject to the terms and conditions of this Agreement.

(e)          Requirements for Severance Payment. Notwithstanding anything to the contrary herein, payment of all or any portion of the Severance Payment by the Company under Section 4(c) or 4(d) above is conditioned on (i) Executive executing and delivering to the Company a customary release of all employment related claims against the Company and its Affiliates in form and substance reasonably acceptable to the Company and Executive (the “Release”) and (ii) continued compliance by Executive with the terms of the Non-Competition and Non-Solicitation Agreement, dated as of the date hereof, by Executive and the Other Seller in favor of the Company and Buyer (the “Non-Competition Agreement”). In no event will any portion of the Severance Payment be paid before the Release becomes effective under applicable law upon expiration of any applicable revocation period.

(f)          Other Provisions Related to Termination.

(i)          Date of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, (i) a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, if other than a termination by the Company without Cause or a termination by Executive without Good Reason shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; and (ii) the “Date of Termination” shall mean: (A) if Executive’s employment is terminated by her death, the date of her death; (B) if Executive’s employment is terminated because of a Disability pursuant to Section  4(b), when the Notice of Termination is given; (C) if Executive’s employment is terminated by the Company for Cause or by Executive for Good Reason or without Good Reason, then, subject to Section 4(g), the date specified in the Notice of Termination; (D) the date on which the Term expires if the parties do not otherwise extend the Term of this Agreement; and (E) if Executive’s employment is terminated by the Company without Cause, then thirty (30) days after a Notice of Termination is given.

(ii)         Cause. Upon the occurrence of an event or circumstance constituting Cause described in Section 4(g)(i) (including any applicable notice and cure periods set forth therein), the Company may terminate Executive’s employment hereunder for Cause at any time within thirty (30) days thereafter (provided, that with respect to clauses (A) and (C), the Company may terminate for Cause within thirty (30) days after it has received written notice of the occurrence of such event or circumstance) by giving a Notice of Termination to Executive to that effect. If the Company does not give such Notice of Termination to Executive within such 30-day period, then this Agreement will remain in effect and the Company shall not be entitled to terminate this Agreement for Cause for such event; provided, however, that the failure of the Company to terminate this Agreement for Cause shall not be deemed a waiver of the right of the Covered Parties to seek damages or any other remedy to which the Covered Parties are entitled on account of any breach by Executive of this Agreement or any other agreement between the Executive and any Covered Party or any right on the part of the Company to terminate Executive for Cause upon the occurrence of a subsequent or other event or circumstance constituting Cause described in Section 4(g)(i) (including any applicable notice and cure periods set forth therein) in accordance with the terms of this Agreement.

(iii)        Good Reason. Upon the occurrence of an event or circumstance constituting Good Reason described in Section 4(g)(ii)(including any applicable notice and cure periods set forth therein), Executive may terminate her employment hereunder for Good Reason at any time within thirty (30) days thereafter by giving a Notice of Termination to the Company to that effect. If Executive does not give such Notice of Termination to the Company within such 30-day period, then this Agreement will remain in effect and Executive shall not be entitled to terminate this Agreement for Good Reason for such event; provided, however, that the failure of Executive to terminate this Agreement for Good Reason shall not be deemed a waiver of Executive’s right to seek damages or any other remedy to which Executive is entitled on account of any breach by the Company of this Agreement or any other agreement between the Company or its Affiliates and Executive or any right on the part of Executive to terminate her employment for Good Reason upon the occurrence of a subsequent or other event or circumstance constituting Good Reason described in Section 4(g)(ii) (including any applicable notice and cure periods set forth therein) in accordance with the terms of this Agreement.

(g)          Definitions. For the purposes of this Agreement, the term:

(i)          “Cause” shall mean (A) Executive being convicted of, or entering a guilty plea or plea of no contest with respect to, any felony or any other crime involving fraud or dishonesty, (B) any act of moral turpitude by Executive, (C) the refusal by Executive, after explicit written notice (including via email sent to Executive’s primary Company email address), to perform any reasonable instruction of the Company, (D) the commission by Executive of any fraud, embezzlement or misappropriation of any funds or property, (E) Executive’s material breach of her obligations under this Agreement or the Non-Competition Agreement or (F) Executive’s failure to adhere to any lawful written policy of the Covered Parties applicable to Executive or the Company in any material respect; provided, that with respect to clauses (C), (E) and (F) above, such failure to perform, material beach or failure to adhere, if capable of cure, shall not have been cured by Executive within thirty (30) days after Executive’s receipt of notice of such failure to perform, material beach or failure to adhere.

(ii)         “Good Reason” shall mean the occurrence, without Executive’s written consent, of any of the circumstances or events set forth below in items (I) through (V) of this Section  4(g)(ii) where, in each case, (A) Executive has provided written notice to the Company describing such circumstances or events within thirty (30) days after Executive’s actual knowledge of the occurrence of any such circumstance or events and indicating that Executive deems such circumstances or events to constitute Good Reason unless cured in accordance with this subsection and (B) if curable, the Company fails to cure such circumstances or events constituting Good Reason within thirty (30) days after receipt of such notice from Executive: (I) a material and continuing diminution of Executive’s duties or responsibilities under this Agreement, (II) the relocation of the primary office in which Executive is based to a location that is more than thirty (30) miles away (in any direction) from Haverhill, Massachusetts, (III) a material breach of this Agreement by the Company, including a reduction in Executive’s Salary or material benefits which are fixed under the terms of this Agreement, or the failure to pay Executive any Salary, Annual Bonus or other material compensation when due (after being determined in accordance with this Agreement), (IV) the occurrence of an Event of Default (as defined in either Note) or (V) a breach of Buyer’s obligations or the Company’s post-Closing obligations set forth in the Purchase Agreement, in either case, in any material respect.

(h)          Effect of Termination on Other Agreements. In the event that either (x) the Company terminates Executive’s employment under this Agreement without Cause (other than due to death or Disability) or (y) Executive terminates her employment under this Agreement for Good Reason, then:

(i)          so long as there remain any unpaid obligations under either Note as of the Date of Termination:

(A)         for purposes of determining Buyer’s obligations to Executive (but not the Other Seller) under each Note, the TFQ Gross Profit (as defined in such Note) for any fiscal quarter ending after the Date of Termination shall be deemed for purposes of such Note to be greater than the Target Gross Profit (as defined in such Note); and

(B)         for purposes of determining Buyer’s obligations to the Other Seller under each Note, for periods from and after the Date of Termination, the Target Gross Profit shall be reduced by twenty percent (20%) (with the percentage reduction in the Target Gross Profit for any TFQ (as defined in such Note) in which the Date of Termination occurs being pro-rated so that such percentage reduction is equal to (I) twenty percent (20%), multiplied by (II) the number of days in the TFQ from and after the Date of Termination, and divided by (III) the total number of days in the TFQ);

(ii)          if (A) such termination was by Executive for Good Reason pursuant to clause (IV) of the definition thereof due to Buyer’s breach of its obligations under either Note to pay or otherwise satisfy any amounts due under such Note when due (after giving effect to Section 4(h)(i) above), or (B) after the Date of Termination, Buyer breaches its obligations under either Note to pay or otherwise satisfy any amounts due under such Note when due (after giving effect to Section 4(h)(i) above), which breach in the case of either of the preceding clauses (A) or (B), as applicable, is not cured within ninety (90) days after written notice of such breach is received by Buyer from Executive (in the case of clause (A), such notice being deemed to be the notice given by Executive pursuant to clause (A) of the definition of Good Reason), then Executive’s obligations under Section 1 of the Non-Competition Agreement (but, for the avoidance of doubt, not (x) Section 2 or any other Section of the Non-Competition Agreement or (y) any obligations of the Other Seller under the Non-Competition Agreement) shall cease and be of no further force and effect; provided, that the foregoing will not release Executive from liability for any breaches of Section 1 of the Non-Competition Agreement (or any other Section thereof) prior to the date of cessation of Section 1 of the Non-Competition Agreement pursuant to this Section 4(h)(ii).

5.            Intellectual Property and Common Code. As used herein, “Intellectual Property” means any invention, concept, design, work, plan, product, equipment, idea, improvement, patent, patent application, copyright, copyright application, work of authorship, mask work, any trademark, service mark, trade dress, brand name, business name or logo (including, in each case, appurtenant goodwill), trade secret, Proprietary Information, method, internet domain name, internet domain name registration, web site, web page, computer program, software (whether source code or object code), system design, hardware, manual, manuscript, or other documentation, or other thing, tangible or intangible, stored or saved in any medium now or heretofore known, or any improvements thereof which is, was or will be: (i) made, developed or conceived, wholly or partially, solely by Executive or jointly with others during the Term; (ii) made, developed, or conceived at any time, wholly or partially and/or along or with others, as the result of any task assigned to Executive or any work performed by Executive for or on behalf of the Company or its Affiliates; (iii) conceived, created or developed by Executive, wholly or partially and/or alone or with others, during working hours or on the premises of the Company or its Affiliates or using material or property provided by the Company or its Affiliates during the Term, even if having possibly been conceived, created or developed prior to the Term but completed during the Term; and/or (iv) made or developed with the use of the Company’s or its Affiliate’s facilities or equipment. The parties hereto expressly agree that any such Intellectual Property shall be considered a work made for hire. To the extent that any such Intellectual Property is deemed not to be a work made for hire, Executive hereby irrevocably grants, assigns, transfers, and conveys to the Company or its designee all rights, title, and interest in and to all Intellectual Property, and hereby irrevocably waives all moral rights in any Intellectual Property. Executive further agrees that, during and at any time after the Term, Executive shall execute any and all further documents necessary or advisable to effectuate such assignment solely to the Company or its nominees, and shall cooperate in every lawful fashion to effectuate such assignment.

6.            Return of the Company Property. In addition to Confidential Information, the Company or its Affiliates may provide Executive with equipment for Executive’s use in the course of Executive’s service. Executive acknowledges that any such Confidential Information or equipment, and all other property of the Company or its Affiliates that comes to be in Executive’s custody, will remain the exclusive property of the Company and/or its Affiliates. Upon the end of the Term (including upon any termination of this Agreement), Executive agrees to deliver to the Company: (i) any such equipment; (ii) all other property of the Company or its Affiliates in Executive’s control; (iii) any and all records, notebooks, software, disks, tapes and other storage media, documentation, and other items relating to any research, experiment, invention, or other thing, that could result in any Intellectual Property assigned to the Company or its Affiliates pursuant to Section 5.

7.            Arbitration. Executive further agrees and acknowledges that the Company and Executive will utilize binding arbitration to resolve all disputes that may arise out of this Agreement, including any determination of whether Cause or Good Reason exists in connection with a termination of Executive’s employment hereunder. Both the Company and Executive agree that any claim, dispute, and/or controversy that either party may have arising from or related to this Agreement or the Company’s employment of Executive shall be submitted to and determined exclusively by binding arbitration in New York City, New York, before a single arbitrator from the Judicial Arbitration Mediation Service (“JAMS”) selected in accordance with the commercial arbitration rules of JAMS (the “JAMS Rules”) then in effect, which arbitration shall be conducted in accordance with such JAMS Rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy. Each party shall pay for its own costs and attorneys’ fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees, or if there is a written agreement providing for fees, the arbitrator may award reasonable fees to the prevailing party. Executive understands and agrees to this binding arbitration provision, and both Executive and the Company give up their right to trial by jury with respect to any claim that Executive or the Company may have against each other in connection with this Agreement. Executive hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement.

8.            Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to any conflict of law provisions.

9.            Assignment; Third Party Beneficiaries. Neither this Agreement, nor any of the rights, duties or obligations of the Company or Executive hereunder shall be assignable by either party without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, delayed or conditioned); provided, that the Company may, without the consent of Executive, assign this Agreement to any Covered Party and any and all successors-in-interest of the Company. Any actual or purported assignment in violation of this Section 9 shall be null and void ab initio. This Agreement inures to the benefit of the Covered Parties and the Company’s successors and assigns, who are express third-party beneficiaries of this Agreement.

10.          Indemnification. To the extent permitted by applicable Massachusetts law, the Company shall defend, indemnify and hold harmless Executive from and against any and all liability (including reasonable attorneys costs and expenses) asserted against or incurred by her in connection with the defense, settlement or any judgment awarded in any action, suit or proceeding in which she is made a party by reason of having been or being an officer or employee of the Company from and after the date of this Agreement, in accordance with and to the extent required by the terms of the Company’s Governing Documents in existence on the date hereof. Such right of indemnification is not deemed exclusive of any right to which she may be entitled under applicable law.

11.          Entire Agreement. This Agreement (together with the Purchase Agreement, the Notes and the Non-Competition Agreement, each to the extent incorporated herein) constitutes the entire understanding of the parties with respect to its subject matter and supersedes any prior oral or written communication or understanding with respect thereto; provided, that the foregoing will not affect any other definitive written agreement between Executive and the Company or any other Covered Party (or by Executive for the benefit of a Covered Party).

12.          Survival. Provisions of this Agreement which by their nature are intended to survive after the termination of Executive’s employment under this Agreement will survive the termination of Executive’s employment.

13.          Remedies. All remedies provided for in this Agreement are cumulative of all other remedies existing at law or in equity.

14.          Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or any subsequent application of such provision. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

15.          Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others. In this Agreement, the singular includes the plural and the plural the singular. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; and (ii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement

16.          Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic document transmission), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

17.          Joint Negotiation. The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

18.          Amendment; Waiver. Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party (including any third party beneficiary) in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

19.          Notices. All notices under this Agreement shall be in writing and will be sent and deemed duly given (a) when delivered personally to the recipient, (b) when sent by email to the intended recipient at the email address, if any, set forth below such party’s signature on the signature page to this Agreement (with affirmative confirmation of receipt), or (c) one (1) business day after deposit, postage prepaid, with a nationally recognized overnight delivery service (receipt requested), to the address set forth below such party’s signature on the signature page of this Agreement. A copy of all notices to Executive shall be sent to Riemer & Braunstein LLP, Seven Times Square, Suite 2506, New York, New York 10036, Attn: Ronald N. Braunstein, Esq., Telephone No: (212) 789-3131, Email: rbraunstein@riemerlaw.com; and a copy of all notices to the Company shall be sent to Ellenoff, Grossman & Schole, LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, Attention: Barry Grossman, Esq., Telephone No.: (212) 370-1300, Email: bigrossman@egsllp.com. These addresses may be changed from time to time by written notice duly provided to the appropriate party as provided above.

20.          Company Action. Notwithstanding anything to the contrary contained in this Agreement, all actions, determinations and authorizations on the part of the Company under this Agreement shall be taken and authorized by the Board (excluding, to the extent applicable, Executive or Executive’s spouse), and the Company shall not be deemed to have taken any action, made any determination or provided any authorization under this Agreement that has not been authorized by the Board (excluding, to the extent applicable, Executive or Executive’s spouse).

21.          Attorneys’ Fees. The non-prevailing party to any claim that is finally determined under this Agreement will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the other party. For purposes of this Section 21, in any claim hereunder in which the requirement to make a payment or the amount thereof is at issue, in the event that the final determination of the arbitrator under Section  7 hereof does not specifically award costs and expenses based on this Section 21, the party seeking such payment will be deemed to be the non-prevailing party unless the arbitrator awards such party more than one-half (1/2) of the amount in dispute, in which case, the party against whom payment is sought shall be deemed to be the non-prevailing party.

22.          Understanding of Agreement. Executive states that Executive has had a reasonable period sufficient to study, understand, and consider this Agreement, that Executive has had the opportunity to consult with counsel of Executive’s choice, that Executive has read this Agreement and understands all of its terms, that Executive is entering into and signing this Agreement knowingly and voluntarily, and that in doing so Executive is not relying upon any statement or representations by or on behalf of the Covered Parties or any of their Representatives.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the Effective Date.

The Company:

LIGHTHOUSE PLACEMENT SERVICES, LLC

By:	Staffing 360 Solutions, Inc.,
its Managing Member

By:	/s/ Matthew Briand
Name: Matthew Briand
Title: Chief Executive Officer

Address:

c/o Staffing 360 Solutions, Inc.
641 Lexington Avenue, Suite 1526
New York, New York 10022
Attention: Matthew Briand
Telephone No.: (203) 268-8624 (ext. 5600)
Email: matt@staffing360solutions.com

Executive:

/s/ Alison Fogel
Alison Fogel

Address:

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[Signature Page to Lighthouse Employment Agreement]